SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

AEROSONIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11750	74-1668471
State or other jurisdiction of incorporation or organization	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 North Hercules Avenue

Clearwater, Florida 33765

(Address of principal executive offices and Zip Code)

(727) 461-3000

(Registrant’s telephone number, including Area Code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On October 4, 2006, Aerosonic Corporation (the "Company" or "Aerosonic") issued a press release announcing the consolidation of its repair facility in Wichita, Kansas into its Clearwater, Florida operations.  The Company expects the consolidation to result in annual cost savings of nearly $500,000.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

Exhibit 99.1	Press Release, dated October 4, 2006, announcing the consolidation of the Wichita, Kansas repair facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROSONIC CORPORATION

Dated: October 4, 2006	By:	/s/ David A. Baldini
David A. Baldini Chairman of the Board President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated October 4, 2006, announcing the consolidation of the Wichita, Kansas repair facility.

Exhibit 99.1

Agency Contact:

Pam Lagano

Lagano & Associates

727.480.3082

plagano@laganoassoc.com

For Immediate Release

Aerosonic Announces Consolidation of Repair Services

CLEARWATER, Fla. – October 4, 2006 - Aerosonic Corporation (AMEX: AIM), a leading supplier of precision flight products for commercial, business and military aircraft, today announced the consolidation of its Wichita-based repair facility into its Clearwater-based operations.  The consolidation represents a repositioning of Aerosonic’s resources that adds on-site support of the Quality and Engineering functions to the repair activities that have been performed by the Wichita facility.  This change is expected to shorten the turnaround of the repair cycle, improving performance and customer service.

“The repair facility is responsible for returning used Aerosonic products to a like-new condition based on the most current testing specifications. The consolidation of these business activities, which should be completed by the end of October, will enable Aerosonic to improve the efficiency of its repair operations and is expected to reduce annual operating costs by nearly $500,000,” commented David Baldini, Chairman, President and Chief Executive Officer.  “As a component of our goal of increasing our competitiveness and profitability, we are focused on creating a more efficient overhead structure and enhancing our production capacity.”

The Company expects to close the Wichita-based repair facility by November 1, 2006.  Estimated costs for the facility’s closure are approximately $100,000.  The Company is assisting with placement opportunities for employees based at this location, and may relocate some employees to the Company’s Clearwater, Florida operations.

Aerosonic Corporation, headquartered in Clearwater, Florida, is principally engaged in the manufacture of aviation products.  Locations of the Company include Clearwater, Florida and Earlysville, Virginia.  For additional information, visit the Company’s website at www.aerosonic.com.

This document contains statements that constitute "forward-looking" statements within the meaning of the Securities Act of 1933 and the Securities Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking" statements contained in this document include the intent, belief or current expectations of the Company and its senior management team with respect to future actions by officers and directors of the Company, prospects of the Company's operations, profits from future operations, overall future business prospects and long term stockholder value, as well as the assumptions upon which such statements are based.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors that could cause actual results to differ materially from those contemplated by the forward-looking statements in this document include, but are not limited to, adverse developments involving operations of the Company's business units, failure to meet operating objectives or to execute the business plan, and the failure to reach revenue or profit projections. The Company undertakes no obligation to update or revise the forward-looking statements contained in this document to reflect changed assumptions, the occurrence of unanticipated events, or changes to future operating results over time.